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                                                                    EXHIBIT 10.9

                          TOMMY HILFIGER U.S.A., INC.


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                           EFFECTIVE JANUARY 1, 1998

                             RESTATED MAY 1, 1998

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                                   FOREWORD


Effective as of January 1, 1998, Tommy Hilfiger U.S.A., Inc. (the "Company") adopted the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Retirement Plan (the "Plan"). The Plan was amended and restated, effective May 1, 1998.

The purpose of the Plan is to provide a select group of management or highly compensated employees with a supplemental pension pursuant to the terms of the Plan. It is intended that this Plan will constitute an unfunded arrangement for purposes of both the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974.
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                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS..........................................................  1

    1.1  Accrued Benefits........................................................  1
    1.2  Base Salary.............................................................  1
    1.3  Cause...................................................................  1
    1.4  Code....................................................................  1
    1.5  Company.................................................................  1
    1.6  ERISA...................................................................  2
    1.7  Final Average Base Salary...............................................  2
    1.8  Participant.............................................................  2
    1.9  Plan....................................................................  2
   1.10  Plan Administrator......................................................  2
   1.11  Retirement..............................................................  2
   1.12  Years of Service........................................................  2

ARTICLE II - PARTICIPATION.......................................................  3

    2.1  Eligibility.............................................................  3
    2.2  No Retention Rights.....................................................  3

ARTICLE III - BENEFITS PAYMENT...................................................  4

    3.1  Benefits................................................................  4
    3.2  Contributions...........................................................  4
    3.3  Vesting.................................................................  4
    3.4  Benefit Commencement....................................................  4
    3.5  General Provisions......................................................  5

ARTICLE IV - ADMINISTRATION......................................................  6

    4.1  Named Fiduciary and Plan Administrator..................................  6
    4.2  General Administration..................................................  6
    4.3  Participation by Employees of Acquired Employer.........................  6

                                       i
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                               TABLE OF CONTENTS

                                  (CONTINUED)
                                  -----------

ARTICLE V - CLAIMS PROCEDURES....................................................  7

    5.1  Request for Benefits....................................................  7
    5.2  Denial of Claim.........................................................  7
    5.3  Review of Denial........................................................  7
    5.4  Decision on Review......................................................  7

ARTICLE VI - MISCELLANEOUS.......................................................  8

    6.1  Amendment of the Plan...................................................  8
    6.2  Termination of the Plan.................................................  8
    6.3  No Impairment of Benefits...............................................  8
    6.4  Nonalienation...........................................................  8
    6.5  Tax Withholding.........................................................  8
    6.6  Not an Employment Contract..............................................  8
    6.7  Source of Benefits......................................................  8
    6.8  Governing Law...........................................................  9

                                      ii
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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------


1.1  "ACCRUED BENEFIT" shall mean an amount payable to a Participant pursuant to
     Section 3.1.

1.2 "BASE SALARY" shall mean the Participant's annual rate of base pay, without regard to bonuses or any other amount reported as compensation income.

1.3  "CAUSE" means the occurrence of one of the following:

     (a)  Commission by the Participant of a fraud against the Company,

     (b)  Conviction of the Participant for aiding or abetting a crime,

     (c) Commission by the Participant of a felony, or of a fraud or a crime involving moral turpitude or of a business crime,

     (d) Possession or use by the Participant of illegal drugs or prohibited substances,

     (e) Excessive drinking, by the Participant, of alcoholic beverages which impairs the Participant's ability to perform his duties, or the Participant's appearance during hours of employment of being under the influence of drugs, substances or alcohol, or

     (f) Gross negligence by the Participant, which has a material adverse effect on the Company, or its reputation.

1.4  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

1.5 "COMPANY" shall mean Tommy Hilfiger U.S.A., Inc., a Delaware Corporation, and its successors and assigns.

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1.6   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.7 "FINAL AVERAGE BASE SALARY" shall mean the average of a Participant's Base Salary for the Participant's last three full calendar years of employment with the Company. In the case of a Participant who has completed less than three full calendar years of employment with the Company, the Base Salary shall be averaged over the period of the Participant's employment with the Company.

1.8 "PARTICIPANT" shall mean an individual who is eligible to participate pursuant to Article II.

1.9 "PLAN" shall mean the Tommy Hilfiger U.S.A., Inc. Supplemental Executive Retirement Plan.

1.10 "PLAN ADMINISTRATOR" shall mean a committee of the Chief Executive Officer, Chief Financial Officer and Senior Vice President of Human Resources.

1.11  "RETIREMENT AGE" shall mean age 65.

1.12 "YEARS OF SERVICE" shall mean a Participant's service with the Company after March 27, 1989. For purposes of determining Years of Service, a Participant who begins working on or before June 30 in the year of employment shall receive a full Year of Service for the calendar year in which he was hired. A Participant beginning employment on or after July 1 in a calendar year shall commence accruing Years of Service on the following January 1, if the Participant is still employed on that date.

                                  ARTICLE II

                                 PARTICIPATION
                                 -------------


2.1  Eligibility
     -----------
     Participation in the Plan shall be limited to any persons specifically designated by the Chief Executive Officer to be Participants in this Plan, provided that participation shall be limited to a select group of management or highly compensated employees. Notwithstanding the foregoing, a Participant whose employment is terminated for Cause shall be removed from the Plan and immediately shall forfeit all rights and entitlements under the Plan.

2.2  No Retention Rights
     -------------------
     Nothing contained in the Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any Participant or employee at any time, regardless of the effect which such discharge shall have upon him or her as a participant in the Plan.

                                  ARTICLE III

                               BENEFITS PAYMENT
                               ----------------

3.1  Benefits
     --------
     A Participant's vested Accrued Benefit shall be an amount equal to 2% of the Participant's Final Average Base Salary multiplied by the Participant's Years of Service. For purposes of this Section 3.1, Years of Service shall be limited to a maximum of 25 years. The form of payment shall be an annuity for the Participant's life.

3.2  Contributions
     -------------
     Contributions sufficient to pay the benefits shall be made by the Company.

3.3  Vesting
     -------
     A Participant shall become vested in his Accrued Benefit upon the first to occur of the following events:

     (a)  The Participant's completion of 10 Years of Service

     (b) The Participant's attainment of age 40 and completion of five Years of Service, or

     (c)  The Participant's attainment of age 65.

     Notwithstanding the foregoing, a Participant who is terminated for reasons of Cause, as determined by the Plan Administrator, shall forfeit all rights to benefits (whether or not vested).

3.4  Benefit Commencement
     --------------------
     Benefits shall commence on:

     (a) The first day of the first month beginning after the Participant's attainment of Retirement Age,

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     (b)  The election of benefit commencement by a Participant with vested
          Accrued Benefits who has attained the age of 55.

     Such benefits shall commence on the first day of the month following the Participant's election and shall be reduced by 5% per year for each year it is paid before the Participant's attainment of age 65.

3.5  General Provisions
     ------------------
     (a) The Company shall make no provision for the funding of any benefits payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Code, or Title I of ERISA, or
          (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations Section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan.

     (b) In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of benefit payments, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

     (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company with respect to such amount.

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                                  ARTICLE IV

                                ADMINISTRATION
                                --------------


4.1  Named Fiduciary and Plan Administrator
     --------------------------------------
     The Company shall be the "named fiduciary" and the Plan Administrator shall be "administrator" of the Plan within the meaning of ERISA.

4.2  General Administration
     ----------------------
     The Plan Administrator shall be vested with the general administration of the Plan, and shall have the exclusive and discretionary right to interpret, and make determinations under, the Plan. The interpretations, determinations, actions and records of the Plan Administrator shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, unless found by a court of competent jurisdiction to be arbitrary and capricious.

     The Plan Administrator's authority, duties, and responsibilities shall be those that are considered necessary or appropriate for the proper and efficient operation of the Plan and, including, without limitation, (i) interpretation of the Plan, and (ii) approval, payment and review of claims. The Plan Administrator may adopt such procedures as it may determine for the administration of the plan, the conduct of meetings, the delegation of authority and the establishment of rules and regulations for the fulfillment of its duties.

4.3  Participation by Employees of Acquired Employer
     -----------------------------------------------
     If, as a result of an acquisition or other corporate transaction, an individual becomes an employee of the Company, or subsidiary or affiliated company, the Company may authorize such employee to participate in this Plan under such terms and conditions as the Company may determine.

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                                   ARTICLE V

                               CLAIMS PROCEDURE
                               ----------------

5.1  Request for Benefits
     --------------------
     Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant, shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator.

5.2  Denial of Claim
     ---------------
     If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

5.3  Review of Denial
     ----------------
     If the claim is denied and a review is desired, the Participant (or beneficiary) shall notify the Plan Administrator in writing within sixty
     (60) days after receipt of the written notice of denial. A claim shall be deemed denied if the Plan Administrator does not take any action within the aforesaid ninety (90) day period. In requesting a review, the Participant or his Beneficiary may request a review of the Plan document or other pertinent documents with regard to the employee benefit plan created under this agreement, may submit any written issues and comments, and may request an extension of time for such written submission of issues and comments.

5.4  Decision on Review
     ------------------
     The decision on the review of the denial of the claim shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review. The decision shall be written and shall state the specific reasons for the decision, including reference to specific provisions of this Plan on which the decision is based.

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                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------


6.1  Amendment of the Plan
     ---------------------
     Subject to the provisions of Section 6.3, the Plan may be wholly or partially amended or otherwise modified at any time by the Company.

6.2  Termination of the Plan
     -----------------------
     Subject to the provisions of Section 6.3, the Plan may be terminated at any time by the Company.

6.3  No Impairment of Benefits
     -------------------------
     Notwithstanding the provisions of Sections 6.1 and 6.2, no amendment to, or termination of, the Plan shall impair any rights to vested Accrued Benefits.

6.4  Nonalienation
     -------------
     Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Plan Administrator.

6.5  Tax Withholding
     ---------------
     Any benefits deferred or payable under this Plan shall be subject to any applicable payroll or other taxes required to be withheld by law.

6.6  Not an Employment Contract
     --------------------------
     This Plan does not contribute a contract of employment between the Participant and the Company, and participation in the Plan does not affect the nature of the employment relationship.

6.7  Source of Benefits
     ------------------
     Participants have the status of general unsecured creditors of the Company and the Plan constitutes a mere promise by the Company to make benefit payments in the future from its general assets. Nothing contained in this Plan, and no actions taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind between the

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     Company and any Participant or an obligation to set aside or earmark any monies or other assets specifically for payments under this Plan.

6.8  Governing Law
     -------------
     This Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by ERISA, without reference to principles of conflict of laws, and subject to the sole jurisdiction of the courts thereof.


       /s/ Joel J. Horowitz
     ----------------------------
      Chief Executive Officer



Date:  4/23/98                   Witness: /s/ Howard Shapiro
     -----------------                    ----------------------------

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